Exhibit 10.2

Innocan pharma corporation
(the “Corporation”)
Stock option PLAN

1.	Purpose

The purpose of the Stock Option Plan (the “Plan”) of Innocan Pharma Corporation, a corporation incorporated under the laws of Canada (the “Corporation”) is to advance the interests of the Corporation by encouraging the directors, advisory board members, officers, employees and consultants of the Corporation, and of its subsidiaries and affiliates, if any, to acquire common shares of the Corporation (“Shares”), thereby increasing their proprietary interest in the Corporation, encouraging them to remain associated with the Corporation and aligning their efforts on behalf of the Corporation with the interests and affairs of the Corporation.

2.	Administration

The Plan shall be administered by the Board of Directors of the Corporation or by a committee of the directors appointed, from time to time, by the Board of Directors of the Corporation pursuant to rules of procedure fixed by the Board of Directors (such committee or, if no such committee is appointed, the Board of Directors of the Corporation is hereinafter referred to as the “Board”). A majority of the Board shall constitute a quorum, and the acts of a majority of the Directors present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Directors.

Subject to the provisions of the Plan, the Board shall have authority to construe and interpret the Plan and all agreements setting forth the terms applicable to a particular Award (“Award Agreements”) entered into thereunder, to define the terms used in the Plan supplemental hereto and in all Award agreements entered into thereunder, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Board shall be final, binding and conclusive on all participants in the Plan and on their legal personal representatives and beneficiaries.

Each grant of an award and/or Share under the Plan or any Sub-Plan, including, options to purchase Shares (“Options”), and/or restricted shares, and/or restricted share units, and/or stock appreciation rights, and/or performance units, and/or performance shares and other stock or cash awards as the Board may determine (“Award”) hereunder may be evidenced by an Award Agreement in writing, signed on behalf of the Corporation and by the Participant (as defined below), in such form as the Board shall approve. Each such agreement shall recite that it is subject to the provisions of this Plan.

3.	Stock Exchange Rules

All Awards granted pursuant to this Plan shall be subject to rules and policies of any stock exchange or exchanges on which the Shares are then listed and any other regulatory body having jurisdiction hereinafter (hereinafter collectively referred to as, the “Exchange”).

4.	Shares Subject to Plan

Subject to adjustment as provided in Section 19 hereof, the Shares subject to the Awards under the Plan shall consist authorized but unissued Shares. The aggregate number of Shares issuable upon the exercise or vesting (as applicable) of all Awards granted under the Plan and all other security-based compensation arrangements of the Corporation shall not exceed fifteen percent (15%) of the issued and outstanding Shares of the Corporation from time to time. If any Award granted hereunder shall expire or terminate for any reason in accordance with the terms of the Plan without being exercised, the unpurchased Shares subject thereto shall again be available for the purpose of this Plan.

5.	Maintenance of Sufficient Capital

The Corporation shall at all times during the term of the Plan reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

6.	Eligibility and Participation

Directors, advisory board members, officers, consultants, and employees of the Corporation or its subsidiaries, and employees and consultants of a person or company which provides management services to the Corporation or its subsidiaries (“Management Company Employees”) shall be eligible for selection to participate in the Plan (such persons hereinafter collectively referred to as “Participants”). Subject to compliance with applicable requirements of the Exchange, Participants may elect to hold Awards granted to them in an incorporated entity wholly owned by them and such entity shall be bound by the Plan in the same manner as if the Awards were held by the Participant.

Subject to the terms hereof, the Board shall determine to whom Awards shall be granted, the terms and provisions of the respective Award Agreements, the time or times at which such Awards shall be granted and vested, and the number of Shares to be subject to each Award agreement. In the case of employees or consultants of the Corporation or Management Company Employees, the Award Agreements to which they are party must contain a representation of the Corporation that such employee, consultant or Management Company Employee, as the case may be, is a bona fide employee, consultant or Management Company Employee of the Corporation or its subsidiaries.

A Participant who has been granted an Award may, if such Participant is otherwise eligible, and if permitted under the policies of the Exchange, be granted an additional Award or Awards if the Board shall so determine.

7.	Exercise/Purchase Price

(a)	The exercise or purchase price (as applicable) of Awards granted under the Plan shall be fixed by the Board and if the Shares are listed on a Exchange, the exercise or purchase price (as applicable) of the Awards shall not be less than the closing price of the Shares on the Exchange (or if the Shares are listed on more than one Exchange on such Exchange as may be designated by the Board for such purpose) on the trading day immediately preceding the date of grant of Awards (the “Market Price”) or such other minimum price as may be required by the stock exchange on which the Shares are listed at the time of grant.

(b)	Once the exercise or purchase price (as applicable) has been determined by the Board, accepted by the Exchange and the Award has been granted, the exercise or purchase price (as applicable) of an Award may be reduced upon receipt of Board approval, subject to the rules and any approval required by the Exchange, and provided that in the case of Awards held by Insiders of the Corporation (as defined in the policies of the Exchange), the exercise price or purchase price (as applicable) of an Award may be reduced only if disinterested shareholder approval is obtained.

8.	Number of Granted Shares

(a)	Awards shall be subject to the following additional limitations:

(i)	no single Participant may be granted Awards to purchase a number of Shares equalling more than five percent (5%) of the issued Shares of the Corporation in any twelve (12) month period unless the Corporation has obtained disinterested shareholder approval in respect of such grant and meets applicable Exchange requirements;

(ii)	Awards shall not be granted if the exercise thereof would result in the issuance of more than two percent (2%) of the issued Shares of the Corporation in any twelve (12) month period to any one consultant of the Corporation (or any of its subsidiaries);

(iii)	in aggregate, no more than ten percent (10%) of the issued and outstanding Shares (on a non-diluted basis) may be reserved at any time for insiders, as defined in subsection 1(aa) of the Securities Act (Alberta) and includes an associate, as defined in subsection 1(c) of the Securities Act (Alberta) (“Insiders”) under the Plan, together with all other security-based compensation arrangements of the Corporation;

(iv)	the number of securities of the Corporation issued to Insiders in any twelve (12) month period under all security-based compensation arrangements cannot exceed ten percent (10%) of the issued and outstanding Shares; and

(v)	Awards shall not be granted if the exercise thereof would result in the issuance of more than two percent (2%) of the issued and outstanding Shares of the Corporation in any twelve (12) month period to persons (or of any of their subsidiaries or associates) conducting investor relations activities. Awards granted to persons performing investor relations activities will contain vesting provisions such that vesting occurs over at least twelve (12) months with no more than ¼ of the Awards vesting in any 3 months period.

(b)	The number of Shares subject to Award agreements with any one Participant shall be determined by the Board, but no one Participant shall be granted Awards which exceeds the maximum number permitted by the Exchange.

9.	Duration of Option

Each Option and all rights thereunder shall be expressed to expire on the date set out in the Award Agreement and shall be subject to earlier termination as provided in Section 15 and 16, provided that in no circumstances shall the duration of an Award Agreement exceed the maximum term permitted by the Exchange.

Should the expiry date of an Option fall within a Black Out Period (as defined below) or within nine business days following the expiration of a Black Out Period, such expiry date of the Award Agreement shall be automatically extended without any further act or formality to that date which is the tenth business day after the end of the Black Out Period, such tenth business day to be considered the expiry date for such Award Agreement for all purposes under the Plan. The ten business day period referred to in this paragraph may not be extended by the Board.

“Black Out Period” means the period during which the relevant Participant is prohibited from exercising or purchasing an Awards or receiving Shares pursuant thereto due to trading restrictions imposed by the Corporation pursuant to any policy of the Corporation or applicable laws respecting restrictions on trading that are in effect at that time.

10.	Option Period, Consideration and Payment

(a)	The Option period shall be a period of time fixed by the Board not to exceed the maximum term permitted by the Exchange, provided that the Option period shall be reduced with respect to any Option as provided in Section 15 and 16 covering cessation as a director, advisory board member, officer, consultant, employee or Management Company Employee of the Corporation or its subsidiaries, or death of the Participant.

(b)	Subject to any vesting restrictions imposed by the Exchange, the Board may, in its sole discretion, determine the time during which Options shall vest and the method of vesting, or that no vesting restriction shall exist.

(c)	Subject to any vesting restrictions imposed by the Board, Options may be exercised in whole or in part, at any time, and from time to time, during the Option period. To the extent required by the Exchange, no Options may be exercised under this Plan until this Plan has been approved by a resolution duly passed by the shareholders of the Corporation.

(d)	Except as set forth in Section 15 and 16, no Option may be exercised unless the Participant is, at the time of such exercise, a director, advisory board member, officer, consultant, or employee of the Corporation or any of its subsidiaries, or a Management Company Employee of the Corporation or any of its subsidiaries.

(e)	The exercise of any Option will be contingent upon receipt by the Corporation at its head office of a written notice of exercise, specifying the number of Shares with respect to which the Option is being exercised and unless such exercise is made pursuant to Section 13, a cash payment, certified cheque or bank draft for the full exercise price of such Options with respect to which the Option exercise is made. No Participant or Participant’s legal representatives, legatees or distributees will be, or will be deemed to be, a holder of any Shares of the Corporation unless and until the certificates for Shares issuable pursuant to exercised Options, are issued to the Participant under the terms of the Plan and applicable Award Agreement.

11.	Restricted Shares

(a)	Restricted shares may be issued to all Participants either alone or in addition to other Awards granted under the Plan. The Board shall determine the eligible Participants to whom, and the time or times at which, grants of restricted shares will be made, the number of Shares to be awarded, the purchase price (if any) to be paid by the Participant (subject to Section 13(b), the time or times at which such Awards may be subject to forfeiture (if any) and repurchase by the Company or the Company’s shareholders (e.g., if repurchase by the Company is not permitted under applicable law), the vesting schedule (if any) and rights to acceleration thereof; and all other terms and conditions of the Awards. Subject to requirements under applicable law and unless otherwise determined by the Board, the Participant shall not be permitted to sell or transfer restricted shares awarded under this Plan during a period set by the Board (if any) commencing with the date of such Award, as set forth in the applicable Award Agreement.

(b)	The purchase price, if any, of restricted shares shall be determined by the Board. Awards of restricted shares must be accepted within a period as the Board may specify at grant by executing an Award Agreement and by paying whatever price (if any) the Board has designated thereunder. The repurchase price shall be equal to the amount paid by the Participant, if any, in accordance with applicable law.

(c)	Each Participant receiving restricted shares shall be issued a share certificate in respect of such restricted shares, unless the Board elects to use another system, such as book entries by the transfer agent, as evidencing ownership of restricted shares. Such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

(d)	Except as otherwise determined by the Board and set forth in the Award Agreement, the Participant shall have, with respect to any restricted shares, all of the rights of a holder of Shares including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of restricted shares, the right to tender such shares.

(e)	If and when the period of restriction set by the Board expires without a prior forfeiture of the restricted shares subject to such period of restriction, the certificates for such shares shall be delivered to the Participant. Then, all legends shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by applicable law. Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recordkeeping is used.

12.	Restricted Share Units.

(a)	Restricted share units may be granted at any time and from time to time as determined by the Board, either alone or in addition to other Awards granted under the Plan. The Board shall determine the eligible Participants to whom, and the time or times at which, grants of restricted share units will be made, the number of restricted share units to be awarded, the number of Shares subject to the restricted share units, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.

(b)	Shares shall be issued to the Participant promptly following each vesting date determined by the Board, provided that Participant is engaged with the Company on the applicable vesting date. After each such vesting date, the Company shall promptly cause to be issued to the Participant, Shares with respect to restricted share units that became vested on such vesting date. It is clarified that no Shares shall be issued pursuant to the restricted share units to Participant until the vesting criteria determined by the Board is met.

(c)	Prior to the actual issuance of any Shares, each restricted share unit will represent an unfunded and unsecured obligation of the Company, payable only from the general assets of the Company.

(d)	A Participant holding restricted share units shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any Shares issuable upon the vesting of any part of the restricted share units unless and until such Shares shall have been issued by the Company to such Participant (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, unless otherwise provided herein.

13.	Cashless Exercise

Subject to the provisions of the Plan and applicable Award agreement and the rules of the Exchange, a Participant may elect to exercise or purchase (as applicable) an Award by surrendering such Awards in exchange for the issuance of Shares equal to the number determined by dividing the Market Price (calculated as at the date of exercise) into the difference between the Market Price (calculated as at the date of exercise or purchase (as applicable)) and the exercise price or purchase price (as applicable) of such Awards and the Corporation may, but is not obligated to, accept such election. An Award may be exercised or purchased (as applicable) pursuant to this Section 13, from time to time, by delivery to the Corporation at its head office in Israel or such other place as may be specified by the Corporation, of a written notice of exercise or purchase (as applicable) specifying that the Participant has elected a cashless exercise or purchase (as applicable) of such Awards and the number of Awards to be exercised or purchased (as applicable). The Corporation will not be required, upon the exercise or purchase (as applicable) of any Awards pursuant to this Section 13, to issue fractions of Shares or to distribute certificates which evidence fractional Shares. In lieu of fractional Shares, there will be paid to the Participant by the Corporation upon the exercise or purchase (as applicable) of such Awards pursuant to this Section 13 within ten (10) business days after the exercise date or purchase date (as applicable), an amount in lawful currency of Canada equal to the then fair market value of such fractional interest (as determined by the Board), provided that the Corporation will not be required to make any payment, calculated as aforesaid, that is less than $10.00. Upon a cashless exercise, the number of Shares actually issued shall be deducted from the number of Shares reserved with the Exchange for future issuance under the Plan and the balance of the Shares that were issuable pursuant to the Awards so surrendered shall be considered to have been cancelled and available for further issuance.

14.	Surrender Offer

A Participant may make an offer to the Corporation, at any time, for the disposition and surrender by the Participant to the Corporation (and the termination thereof) of any of the Awards granted hereunder (“Surrender Offer”) for an amount (not to exceed fair market value, which shall be calculated as the amount equal to the Market Price (calculated as at the date of the Surrender Offer) less the exercise price or purchase price (as applicable) of such Awards; provided that to the extent such Surrender Offer is in conjunction with a take-over bid, amalgamation, arrangement or merger the Board in its sole discretion may determine the fair market value to be equal to the fair market value (as determined by the Board) of the consideration to be received per Share pursuant to such transaction less the exercise price or purchase price (as applicable) of such Awards) and the Corporation may, but is not obligated to, accept the Surrender Offer, subject to any Exchange or regulatory approval. If the Surrender Offer, either as made or as renegotiated, is accepted, the Awards in respect of which the Surrender Offer relates shall be surrendered and deemed to be terminated and cancelled and shall cease to grant the Participant any further rights thereunder upon payment of the amount of the agreed Surrender Offer by the Corporation to the Participant. Upon the surrender and termination of Awards pursuant to a Surrender Offer, the Shares issuable pursuant to such Awards shall, for purposes of the number of Shares reserved for issuance with the Exchange, be available for further grants.

15.	Ceasing To Be a Director, Officer, Consultant or Employee

If a Participant shall cease as a director, advisory board member, officer, consultant or employee of the Corporation, or its subsidiaries, or ceases to be a Management Company Employee, for any reason, such Participant may exercise his Option to the extent that the Participant was entitled to exercise it at the date of such cessation.

Nothing contained in the Plan, nor in any Award Agreement shall confer upon any Participant any right with respect to continuance as a director, advisory board member, officer, consultant, employee or Management Company Employee of the Corporation or of any of its subsidiaries or affiliates.

16.	Death of Participant

In the event of the death of a Participant, the Option previously granted to the Participant shall be exercisable only:

(a)	by the person or persons to whom the Participant’s rights under the Award Agreement shall pass by the Participant’s will or the laws of descent and distribution; and

(b)	if and to the extent that the Participant was entitled to exercise the Option at the date of his death.

17.	Rights of Participant

No person entitled to exercise or purchase (as applicable) any Award granted under the Plan shall have any of the rights or privileges of a shareholder of the Corporation in respect of any Shares issuable upon exercise or purchase (as applicable) of such Award until certificates representing such Shares shall have been issued and delivered.

18.	Proceeds from Sale of Shares

Unless a Participant exercises or purchases (as applicable) Awards pursuant to Section 15, the proceeds from the sale of Shares issued upon the exercise or purchase (as applicable) of Awards shall be added to the general funds of the Corporation and shall thereafter be available, from time to time, for such corporate purposes as the Board may determine.

19.	Adjustments

If the outstanding Shares of the Corporation are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Corporation through re-organization, merger, re-capitalization, re-classification, stock dividend, subdivision or consolidation, an appropriate and proportionate adjustment shall be made by the Board in its discretion acting reasonably in the number or kind of Shares awarded and the exercise price or purchase price (as applicable) per Share, as regards previously granted and unexercised and/or unvested (as applicable) Awards or portions thereof, and as regards Awards which may be granted subsequent to any such change in the Corporation’s capital.

Upon the liquidation or dissolution of the Corporation or upon a re-organization, merger or consolidation of the Corporation with one or more corporations as a result of which the Corporation is not the surviving corporation, or upon the sale of substantially all of the property or more than eighty percent (80%) of the then outstanding Shares of the Corporation to another corporation, the Plan shall terminate, and any Awards theretofore granted hereunder shall terminate unless provision is made in writing in connection with such transaction for the continuance of the Plan and for the assumption of Awards theretofore granted, or the substitution for such Awards of new Awards covering the shares of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and exercise prices, in which event the Plan and Awards theretofore granted shall continue in the manner and upon the terms so provided. If the Plan and unexercised and/or unvested (as applicable) Awards shall terminate pursuant to the foregoing sentence, the Shares subject to all Awards granted shall immediately vest and all Participants then entitled to exercise an unexercised and/or unvested portion of Awards then outstanding shall have the right at such time immediately prior to consummation of the event which results in the termination of the Plan as the Corporation shall designate, to exercise or purchase (as applicable) their Awards to the full extent not theretofore exercised or purchased (as applicable).

Adjustments under this Section 19 shall be made by the Board whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional Share shall be required to be issued under the Plan on any such adjustment.

20.	Transferability

All benefits, rights and Awards accruing to any Participant in accordance with the terms and conditions of the Plan and an Award Agreement shall not be transferable or assignable unless specifically provided herein and to the extent, if any, permitted by the Exchange. During the lifetime of a Participant any benefits, rights and Awards may only be exercised by the Participant.

21.	Amendment and Termination of Plan

Subject to applicable approval of the Exchange, the Board may, at any time, discontinue or terminate the Plan, provided that such discontinuance or termination shall not alter or impair any Award previously granted under the Plan.

The Board may by resolution amend this Plan and any Award Agreements granted under it without shareholder approval, however, the Board will not be entitled, in the absence of shareholder and Exchange approval, to:

(a)	reduce the exercise price or purchase price (as applicable) of an Award held by an Insider of the Corporation;

(b)	extend the expiry date of an Award held by an Insider of the Corporation (subject to such date being extended by virtue of Section 9 above);

(c)	amend the limitations on the maximum number of Shares reserved or issued to Insiders under subsections 1(a)(ii) and 1(a)(iii) hereof;

(d)	increase the maximum number of Shares issuable pursuant to this Plan; and

(e)	amend the amendment provisions of this Plan under this Section 21.

Where shareholder approval is sought for amendments under subsections (a), (b) and (c) above, the votes attached to Shares held directly or indirectly by Insiders benefiting from the amendments will be excluded.

22.	Necessary Approvals

The ability of a Participant to exercise or purchase (as applicable) Awards and the obligation of the Corporation to issue and deliver Shares in accordance with the Plan is subject to any approvals which may be required from shareholders of the Corporation and any regulatory authority or Exchange having jurisdiction over the securities of the Corporation. If any Shares cannot be issued to any Participant for whatever reason, the obligation of the Corporation to issue such Shares shall terminate and any Award exercise price or purchase price (as applicable) paid to the Corporation will be returned to the Participant.

23.	Tax Withholding

The Corporation shall have the power and the right to deduct or withhold, or require (as a condition of exercise pursuant to Section 10 or 13 hereof or as a condition of accepting a Surrender Offer ) a Participant to remit to the Corporation, the required amount to satisfy, in whole or in part, federal, provincial, and local taxes, domestic or foreign, required by law or regulation to be withheld in respect to any taxable event arising as a result of the Plan, including the grant or exercise or purchase of Awards granted under the Plan. With respect to required withholding, the Corporation shall have the irrevocable right to (and the Participant consents to) the Corporation setting off any amounts required to be withheld, in whole or in part, against amounts otherwise owing by the Corporation to such Participant (whether arising pursuant to the Participant making a Surrender Offer or as a result of the Participant providing services on an ongoing basis to the Corporation or otherwise), or may make such other arrangements satisfactory to the Participant and the Corporation. In addition, the Corporation may elect in its sole discretion, to satisfy the withholding requirement, in whole or in part, by withholding such number of Shares as it determines are required to be sold by the Corporation, as trustee to satisfy the withholding obligation net of selling costs (which costs shall be the responsibility of the Participant and which shall be and are authorized to be deducted from the proceeds of the sale). The Participant consents to such sale and grants to the Corporation an irrevocable power of attorney to effect the sale of such Shares and acknowledges and agrees that the Corporation does not accept responsibility for the price obtained on the sale of Shares. Any reference in this Plan to the issuance of Shares or a payment of cash is expressly subject to this Section 23.

24.	No Guarantee Regarding Tax Treatment

Participants (or their beneficiaries) shall be responsible for all taxes with respect to any Award under the Plan, whether arising as a result of the grant or exercise or purchase of Awards or otherwise. The Corporation and the Board make no guarantees to any person regarding the tax treatment of an Award or payments made under the Plan and none of the Corporation, its subsidiaries or any of its employees or representatives shall have any liability to a Participant with respect thereto.

25.	Independent Advice

Participants are encouraged to seek tax advice in respect of the grant and exercise or purchase (as applicable) of Awards and the issuance of the resulting Shares. Participants who are not employees, officers or directors of the Corporation (i.e., consultants and other service providers) should be aware that the tax consequences of being granted and exercising or purchasing (as applicable) Awards and selling Shares may be materially less favourable than the consequences to employees, officers and directors of the Corporation who are granted Awards as such and receive the benefit of the “stock option rules” under the Income Tax Act (Canada).

26.	Effective Date of Plan

The Plan has been adopted by the Board of the Corporation subject to the approval of the Exchange and, if so approved, subject to the discretion of the Board, the Plan shall become effective upon such approvals being obtained.

27.	Interpretation

The Plan will be governed by and construed in accordance with the laws of the Province of Alberta.